Exhibit 99(n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Steben Select Multi-Strategy Master Fund:

We consent to the use of our report dated May 25, 2018 on the financial statements of Steben Select Multi-Strategy Master Fund incorporated by reference herein.

/s/ KPMG LLP
Columbus, Ohio
July 26, 2018